NEWS FOR IMMEDIATE RELEASE

April 28, 2015                                                                           For Further Information Contact:

Todd F. Clossin
President and Chief Executive Officer
or
Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces First Quarter 2015 Net Income

(Wheeling, WV)… Todd F. Clossin, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced net income and related earnings per share for the three months ended March 31, 2015.  Net income for the three months ended March 31, 2015, excluding after-tax merger-related expenses of $6.3 million, was $20.2 million (non-GAAP measure) compared to $16.4 million for the first quarter of 2014, representing an increase of 23.1%.  Diluted earnings per share, excluding after-tax merger-related expenses, were $0.59 (non-GAAP measure), compared to $0.56 per share for the first quarter of 2014. The first quarter included a number of other highlights: (i) loan growth at an annualized rate of 8.7%; (ii) consummation of the ESB Financial Corporation (“ESB”) merger on February 10, 2015; (iii) conversion of ESB’s processing systems to WesBanco’s systems, completed on April 24, 2015; and (iv) enhanced loan production in the new markets by recruiting four experienced commercial lenders to supplement our Pittsburgh-based and ESB commercial teams currently in place.

On a GAAP basis, net income for the three months ended March 31, 2015 was $13.9 million, while diluted earnings per share were $0.40, compared to $16.4 million or $0.56 per share for the first quarter of 2014.  The first quarter after tax merger-related expenses of $6.3 million and temporary extra operating costs of approximately $0.5 million associated with ESB were the reasons for the decrease in net income.

	For the Three Months Ended March 31,
	2015		2014
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income, excluding after-tax merger-related expenses (Non-GAAP)(1)	$ 20,213	$ 0.59	$ 16,421	$ 0.56
Less: After tax merger-related expenses	(6,326)	(0.19)	-	-
Net income (GAAP)	$ 13,887	$ 0.40	$ 16,421	$ 0.56
(1) Non-GAAP measures are defined on page 11 under "Non-GAAP Financial Measures."

ESB’s results were included in WesBanco’s results from the date of the consummation of the merger.  The merger, which was announced on October 29, 2014, was approved by all appropriate regulatory agencies and the shareholders of both organizations before the end of January, permitting the transaction to be closed in less than three and a half months.  ESB was a Pennsylvania thrift holding company, headquartered in Ellwood City, Lawrence County, just to the northwest of Pittsburgh, PA, with approximately $1.9 billion in assets and 23 offices in four southwestern PA counties, three of which are in the Pittsburgh Metropolitan Statistical Area (“MSA”).  WesBanco now has $8.2 billion in total assets and provides banking services through 142 branch locations and 130 ATMs in three states. The transaction expanded WesBanco's franchise in western Pennsylvania from 16 to 38 offices with approximately $1.7 billion in total deposits.

Mr. Clossin commented, “Certainly a major accomplishment in the first quarter was the successful completion of the ESB acquisition.  The integration and branding of our products, technology systems, customers and branches occurred just this past weekend, two and one half months after ESB’s acquisition and less than six months after the initial merger announcement.  We look forward to the exciting opportunity to accelerate the growth and profitability of the combined organization.  We now reach across the Pittsburgh MSA and have a competitive position in Southwestern Pennsylvania.”

  “Also in the first quarter, we achieved improvement in many financial and operating areas.  Loan growth continues to accelerate as annualized loan growth in the first quarter of 8.7% exceeded growth over the last year, exclusive of ESB, as total originations increased and paydowns of larger commercial real estate credits decreased. Credit quality improvement resulted in a reduced loan loss provision compared to both the fourth and first quarters of 2014. The net interest margin remained relatively stable despite the larger percentage of investment securities to total assets from the ESB acquisition, and the overall increased asset base and loan growth resulted in growth in net interest income totaling 16.1%, as compared to the first quarter of last year.  The Wealth Management division achieved a record quarter in both trust fees and securities brokerage revenue.  Although expenses naturally increased from the acquisition, cost savings will begin to bear fruit in the second quarter, while our efficiency ratio (non-GAAP measure, net of merger-related expenses), in the first quarter improved as a result of revenue growth exceeding expense increases.”

Financial Condition

Total assets at March 31, 2015 increased 32.0% or $2.0 billion compared to March 31, 2014 due to the acquisition of ESB and growth exclusive of ESB.  Portfolio loans increased $986.6 million or 25.4% with $699.0 million from the acquisition and $287.6 million or 7.4% from loan growth exclusive of ESB.  Organic loan growth from December 31, 2014, annualized, was 8.7%, primarily achieved through $357 million in loan originations for the first quarter compared to $273 million last year. Loan growth in non-ESB markets occurred in all major loan categories with approximately a third of the growth in commercial and industrial loans.  Loan growth was driven by increased business activity, additional commercial and residential lending personnel in our urban markets, focused marketing efforts and continued improvement in loan origination processes, while paydowns decreased.  Deposits increased $1.2 billion compared to March 31, 2014, primarily due to the acquisition.  Organic non-interest bearing deposits were up 8.3% over the last year. First quarter deposit growth from year-end, exclusive of the ESB acquisition, was an annualized 10.8%, led by non-interest and interest bearing deposit growth.  Excluding certificates of deposit, organic deposits increased $167.3 million or 4.5% from March 31, 2014, with deposits from Marcellus and Utica shale gas customers contributing to the increase.  All organic deposit types increased except certificates of deposit, which decreased $199.1 million due to lower rate offerings for maturing CDs.

WesBanco continues to maintain strong regulatory capital ratios, after the ESB acquisition and implementation of the new BASEL III standards.  At March 31, 2015, Tier I leverage was 10.62%, Tier I Risk-Based capital was 14.09%, and Total Risk-Based capital was 14.92%, all of which improved from March 31, 2014 and year-end.  Both consolidated and bank-level regulatory capital ratios are well above the applicable, revised “well-capitalized” standards promulgated by bank regulators, as well as the recently finalized fully-implemented BASEL III capital standards.  As required by BASEL III, a new ratio, Common Equity Tier 1 capital ratio (CET 1), was 11.49% for the first quarter of 2015, significantly above the initial requirement of 4.5%. Total tangible equity to tangible assets (non-GAAP measure) was 7.78% at March 31, 2015, increasing from 7.49% at March 31, 2014, and down minimally from year-end’s 7.88%.  Strong earnings and improved total capital have enabled WesBanco to increase the quarterly dividend rate, currently at $0.23 per share, eight times over the last five years, cumulatively representing a 64% increase.  The most recent increase was $0.01 per share in the first quarter of 2015.

Credit Quality

Continued improvement in the credit quality of the pre-acquisition legacy portfolio resulted in a provision for credit losses of $1.3 million in the first quarter of 2015 compared to $2.2 million in the same quarter of 2014.  Net charge-offs for the first three months of 2015 were $1.7 million or 0.16% of average portfolio loans compared to $4.1 million or 0.43% in the first quarter of 2014.

Legacy non-performing loans, including TDRs, as well as criticized and classified loans, also improved as a percentage of total portfolio loans from their pre-acquisition levels in the fourth quarter of 2014. Total non-performing loans, including those from the ESB acquisition, were $58.7 million or 1.20% of total loans at March 31, 2015, which represents a 15.3% increase from $50.9 million or 1.31% of total loans at March 31, 2014.  Criticized and classified loans were $93.0 million, or 1.91% of total loans at March 31, 2015, which represents a decrease of 28.1% from $129.3 million or 3.33% of total loans at March 31, 2014.  The ESB acquisition increased non-performing loans, including TDRs, by $10.1 million, and criticized and classified loans by $9.6 million.

The allowance for loan losses represented 0.91% of total portfolio loans at March 31, 2015.  However, if the credit mark on the acquired ESB loans (which were recorded at fair value at the date of acquisition) were to be included, the allowance would approximate 1.34% of total loans (non-GAAP measure) compared to 1.17% at the end of the first quarter of 2014.  The net loan mark was $15.3 million on the acquired portfolio, or 2.1% of total ESB acquired loans.

Net Interest Income

Net interest income increased $7.6 million or 16.1% in the first quarter of 2015 compared to the first quarter of 2014 due to a 16.9% increase in average earning assets, primarily through the acquisition, and through a 6.4% increase in average loan balances, exclusive of ESB, slightly offset by a 4 basis point decrease in the net interest margin.  Growth in net interest income has been consistent. The first quarter of 2015 is the seventh consecutive quarter that net interest income has increased. The net interest margin decreased to 3.59% in the first quarter compared to 3.63% in the same quarter of 2014. The net interest margin has ranged from 3.64% to 3.58% over the last five quarters as reduced funding costs have generally exceeded the effect of lower rates on newly acquired securities and loans.  In addition, the aforementioned loan growth improves asset yields as the average rate on loans is higher than the average rate on securities. Funding costs continued to decrease in 2015 as a result of a 14.2% increase in average lower-cost demand, money market and savings account deposits, while higher-cost CDs increased by only 8.6%, entirely due to the acquisition. The average rate on CDs declined by 27 basis points as higher-rate CDs matured. Overall, average deposits increased by 12.6% in the first quarter of 2015 compared to the same quarter of 2014. In addition, a 20.0% reduction in higher-rate average other borrowings improved funding costs through the prepayment of a higher-rate $22.0 million repurchase agreement with another bank in the third quarter of 2014, and through maturities. Increased average FHLB borrowings in the first quarter were generally short to medium-term with an average rate lower than the average CD rate. The increase in other interest income was due to FHLB special dividends received in the first quarter totaling $0.6 million. Excluding accretion of various purchase accounting adjustments relating to recent acquisitions, the net interest margin would have been 3.49% in the first quarter of 2015 compared to 3.58% for the same quarter of 2014. The reduction is primarily due to asset and liability mix shifts post-ESB, with a greater percentage of lower-yielding investment securities and a greater percentage of CDs versus lower-cost deposit types.

Non-Interest Income

For the first quarter of 2015, non-interest income increased $1.1 million or 6.7% compared to the first quarter of 2014.  Trust fees increased $0.4 million or 7.2% for the quarter as assets under management continued to increase from customer development initiatives and overall market improvements.  Total trust assets were $3.9 billion at March 31, 2015, representing an increase of 2.7% from March 31, 2014.  Net securities brokerage revenues increased $0.2 million or 12.6%, due to production increases from the addition of support and sales staff in several regions, as well as an increase in referrals and production from a licensed retail banker program.  Bank-owned life insurance increased $0.4 million or 43.0%, primarily due to a death claim in the first quarter, and electronic banking fees increased $0.3 million or 10.4%. Mortgage loan sale gains increased slightly, despite the impact of lower mortgage refinancings as well as the early 2014 implemented Qualified Mortgage and Ability-to-Repay rules, somewhat limiting the Bank’s product offerings. In addition, more production was directed towards balance sheet loan growth over the past year. Service charges on deposits decreased $0.2 million or 5.4% compared to the 2014 first quarter due to lower overdraft fees that are affected by customer usage patterns, consistent increases in deposit levels and higher average deposits per account.

Non-Interest Expense

In the first quarter of 2015, net revenue growth of 13.6% outpaced expense growth of 9.0%, excluding merger-related expenses.  As a result, the efficiency ratio (net of merger-related expenses) improved to 58.2% from 60.6% in the first quarter of 2014.  Overall non-interest expense increased $13.3 million in the first quarter due to normal operating expenses from the acquisition and $9.7 million of merger-related expenses.  Excluding merger-related expenses, non-interest expense increased just $3.6 million or 9.0%, primarily due to the acquisition, with approximately $0.7 million (equivalent to one cent per share after taxes) of such increase related to post-merger personnel and IT costs that will be immediately saved as a result of the April 24 weekend systems and branch conversions.  Salaries and wages increased $1.9 million or 11.5%, due to an 8.6% increase in average full-time equivalent employees, routine annual adjustments to compensation, and increased commissions on higher brokerage sales, partially offset by increased deferred loan costs. Employee benefits expense increased $1.6 million or 28.2%, primarily from increased pension, health insurance and other benefit plan costs. Even with the acquisition, net occupancy, marketing and other expenses were down from last year due to efficiencies applied in several of our vendor contracts, lower real estate owned (“REO”) costs, marketing campaign timing and other seasonal factors. The merger of ESB’s information systems into WesBanco’s will result in additional cost savings beyond those noted above over the course of the next 12 – 18 months as per our earlier announced plans.

Income Taxes

The provision for income taxes in the first quarter of 2015 included a credit of $0.5 million relating to the completion of a federal tax examination which closed the 2011 and 2012 tax years.  As a result, the effective tax rate decreased to 24.59% compared to 25.63% for the first quarter of 2014.

Financial Results Conference Call

WesBanco will host a conference call to discuss the Company's financial results for the first quarter of 2015 on Wednesday, April 29, 2015 at 10:00 a.m. E.D.T.  Callers wishing to participate should access the call by dialing 1-888-347-6607 or 1-412-902-4290 for international callers.  The call may also be listened to live via Webcast through the "Investor Relations" section of the Company's Web site or by registering at http://www.videonewswire.com/event.asp?id=102000. Access to the Webcast will begin approximately 15 minutes prior to the start of the call.

WesBanco is a multi-state bank holding company with total assets of approximately $8.2 billion, operating through 142 branch locations and 130 ATMs in West Virginia, Ohio, and Pennsylvania.  WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:
Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2014 and documents subsequently filed by WesBanco which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the businesses of WesBanco and ESB may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger of WesBanco and ESB may not be fully realized within the expected timeframes; disruption from the merger of WesBanco and ESB may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights			Page 5
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended
STATEMENT OF INCOME	March 31,
Interest and dividend income	2015	2014	% Change
Loans, including fees	$ 47,713	$ 42,746	11.6
Interest and dividends on securities:
Taxable	8,498	7,225	17.6
Tax-exempt	3,533	3,385	4.4
Total interest and dividends on securities	12,031	10,610	13.4
Other interest income	635	101	528.7
Total interest and dividend income	60,379	53,457	12.9
Interest expense
Interest bearing demand deposits	422	374	12.8
Money market deposits	456	440	3.6
Savings deposits	148	130	13.8
Certificates of deposit	2,872	3,630	(20.9)
Total interest expense on deposits	3,898	4,574	(14.8)
Federal Home Loan Bank borrowings	557	211	164.0
Other short-term borrowings	75	557	(86.5)
Junior subordinated debt owed to unconsolidated subsidiary trusts	894	790	13.2
Total interest expense	5,424	6,132	(11.5)
Net interest income	54,955	47,325	16.1
Provision for credit losses	1,289	2,199	(41.4)
Net interest income after provision for credit losses	53,666	45,126	18.9
Non-interest income
Trust fees	6,053	5,648	7.2
Service charges on deposits	3,652	3,860	(5.4)
Electronic banking fees	3,325	3,013	10.4
Net securities brokerage revenue	2,059	1,829	12.6
Bank-owned life insurance	1,251	875	43.0
Net gains on sales of mortgage loans	272	154	76.6
Net securities gains	22	10	120.0
Net gain on other real estate owned and other assets	122	113	8.0
Other income	1,434	1,547	(7.3)
Total non-interest income	18,190	17,049	6.7
Non-interest expense
Salaries and wages	18,357	16,467	11.5
Employee benefits	7,316	5,708	28.2
Net occupancy	3,490	3,491	(0.0)
Equipment	2,973	2,783	6.8
Marketing	965	1,003	(3.8)
FDIC insurance	910	877	3.8
Amortization of intangible assets	566	495	14.3
Restructuring and merger-related expense	9,733	-	100.0
Other operating expenses	9,131	9,271	(1.5)
Total non-interest expense	53,441	40,095	33.3
Income before provision for income taxes	18,415	22,080	(16.6)
Provision for income taxes	4,528	5,659	(20.0)
Net Income	$ 13,887	$ 16,421	(15.4)

Taxable equivalent net interest income	$ 56,857	$ 49,148	15.7

Per common share data
Net income per common share - basic	$ 0.40	$ 0.56	(28.6)
Net income per common share - diluted	0.40	0.56	(28.6)
Dividends declared	0.23	0.22	4.5
Book value (period end)	28.38	26.05	8.9
Tangible book value (period end) (1)	15.67	15.17	3.3
Average common shares outstanding - basic	34,393,137	29,182,183	17.9
Average common shares outstanding - diluted	34,478,335	29,262,680	17.8
Period end common shares outstanding	38,449,812	29,212,110	31.6

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 6
(unaudited, dollars in thousands)

Selected ratios
	For the Three Months Ended
	March 31,
	2015	2014	% Change

Return on average assets	0.75%	1.08%	(30.56)%
Return on average equity	5.89	8.78	(32.92)
Return on average tangible equity (1)	10.62	15.40	(31.04)
Yield on earning assets (2)	3.93	4.08	(3.68)
Cost of interest bearing liabilities	0.43	0.56	(23.21)
Net interest spread (2)	3.50	3.52	(0.57)
Net interest margin (2)	3.59	3.63	(1.10)
Efficiency (1) (2)	58.24	60.57	(3.85)
Average loans to average deposits	77.98	75.52	3.26
Annualized net loan charge-offs/average loans	0.16	0.43	(62.79)
Effective income tax rate	24.59	25.63	(4.06)

	For the Quarter Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2015	2014	2014	2014	2014

Return on average assets	0.75%	1.04%	1.14%	1.22%	1.08%
Return on average equity	5.89	8.17	9.15	9.79	8.78
Return on average tangible equity (1)	10.62	13.77	15.59	16.90	15.40
Yield on earning assets (2)	3.93	3.96	3.98	4.06	4.08
Cost of interest bearing liabilities	0.43	0.47	0.51	0.52	0.56
Net interest spread (2)	3.50	3.49	3.47	3.54	3.52
Net interest margin (2)	3.59	3.60	3.58	3.64	3.63
Efficiency (1) (2)	58.24	60.37	58.51	58.93	60.57
Average loans to average deposits	77.98	79.07	77.52	75.40	75.52
Annualized net loan charge-offs/average loans	0.16	0.23	0.22	0.06	0.43
Effective income tax rate	24.59	23.89	25.93	25.67	25.63
Trust assets, market value at period end	$ 3,852,165	$ 3,840,540	$ 3,783,774	$ 3,844,116	$ 3,752,142

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 7
(unaudited, dollars in thousands, except shares)					% Change
Balance sheets	March 31,			December 31,	December 31, 2014
Assets	2015	2014	% Change	2014	to March 31, 2015
Cash and due from banks	$ 75,103	$ 143,315	(47.6)	$ 85,597	(12.3)
Due from banks - interest bearing	17,871	31,881	(43.9)	8,405	112.6
Securities:
Available-for-sale, at fair value	1,654,264	959,775	72.4	917,424	80.3
Held-to-maturity (fair values of $772,843; $607,886 and $619,617, respectively)	743,925	597,624	24.5	593,670	25.3
Total securities	2,398,189	1,557,399	54.0	1,511,094	58.7
Loans held for sale	6,064	6,300	(3.7)	5,865	3.4
Portfolio loans:
Commercial real estate	2,196,944	1,915,578	14.7	1,945,460	12.9
Commercial and industrial	709,621	560,511	26.6	638,410	11.2
Residential real estate	1,239,163	888,666	39.4	928,770	33.4
Home equity	362,163	284,879	27.1	330,031	9.7
Consumer	365,830	237,468	54.1	244,095	49.9
Total portfolio loans, net of unearned income	4,873,721	3,887,102	25.4	4,086,766	19.3
Allowance for loan losses	(44,173)	(45,483)	2.9	(44,654)	1.1
Net portfolio loans	4,829,548	3,841,619	25.7	4,042,112	19.5
Premises and equipment, net	110,900	92,814	19.5	93,135	19.1
Accrued interest receivable	25,232	20,149	25.2	18,481	36.5
Goodwill and other intangible assets, net	493,176	320,931	53.7	319,506	54.4
Bank-owned life insurance	153,991	122,265	25.9	123,298	24.9
Other assets	123,205	100,904	22.1	89,072	38.3
Total Assets	$ 8,233,279	$ 6,237,577	32.0	$ 6,296,565	30.8

Liabilities
Deposits:
Non-interest bearing demand	$ 1,249,521	$ 1,022,119	22.2	$ 1,061,075	17.8
Interest bearing demand	1,199,801	918,629	30.6	885,037	35.6
Money market	1,018,184	980,890	3.8	954,957	6.6
Savings deposits	1,064,808	824,276	29.2	842,818	26.3
Certificates of deposit	1,883,888	1,469,804	28.2	1,305,096	44.3
Total deposits	6,416,202	5,215,718	23.0	5,048,983	27.1
Federal Home Loan Bank borrowings	432,456	23,282	1,757.5	223,126	93.8
Other short-term borrowings	76,630	92,737	(17.4)	80,690	(5.0)
Junior subordinated debt owed to unconsolidated subsidiary trusts	142,269	106,146	34.0	106,176	34.0
Total borrowings	651,355	222,165	193.2	409,992	58.9
Accrued interest payable	2,297	2,250	2.1	1,620	41.8
Other liabilities	72,041	36,327	98.3	47,780	50.8
Total Liabilities	7,141,895	5,476,460	30.4	5,508,375	29.7

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
issued: 38,546,042; 29,367,511 and 29,367,511, respectively;
outstanding: 38,449,812 shares; 29,212,110 shares and 29,298,188, respectively	80,304	61,182	31.3	61,182	31.3
Capital surplus	520,596	245,085	112.4	244,661	112.8
Retained earnings	509,622	470,352	8.3	504,578	1.0
Treasury stock (96,230; 155,401 and 69,323 shares - at cost, respectively)	(3,061)	(4,822)	36.5	(2,151)	(42.3)
Accumulated other comprehensive loss	(13,624)	(9,461)	(44.0)	(18,825)	27.6
Deferred benefits for directors	(2,453)	(1,219)	(101.2)	(1,255)	(95.5)
Total Shareholders' Equity	1,091,384	761,117	43.4	788,190	38.5
Total Liabilities and Shareholders' Equity	$ 8,233,279	$ 6,237,577	32.0	$ 6,296,565	30.8

WESBANCO, INC.
Consolidated Selected Financial Highlights				Page 8
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	Three Months Ended March 31,
	2015		2014
	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 29,585	0.14%	$ 51,149	0.17%
Loans, net of unearned income (1)	4,502,920	4.30	3,873,789	4.48
Securities: (2)
Taxable	1,410,138	2.41	1,140,982	2.53
Tax-exempt (3)	441,923	4.92	399,794	5.21
Total securities	1,852,061	3.01	1,540,776	3.23
Other earning assets (4)	17,817	14.03	11,568	2.73
Total earning assets (3)	6,402,383	3.93%	5,477,282	4.08%
Other assets	1,128,712		709,216
Total Assets	$ 7,531,095		$ 6,186,498

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 1,041,608	0.16%	$ 887,518	0.17%
Money market accounts	978,086	0.19	945,412	0.19
Savings deposits	962,987	0.06	808,710	0.07
Certificates of deposit	1,633,854	0.71	1,504,605	0.98
Total interest bearing deposits	4,616,535	0.34	4,146,245	0.45
Federal Home Loan Bank borrowings	331,703	0.68	35,028	2.44
Other borrowings	92,307	0.33	115,326	1.96
Junior subordinated debt	125,826	2.88	106,141	3.02
Total interest bearing liabilities	5,166,371	0.43%	4,402,740	0.56%
Non-interest bearing demand deposits	1,158,228		983,096
Other liabilities	249,660		41,821
Shareholders' equity	956,836		758,841
Total Liabilities and Shareholders' Equity	$ 7,531,095		$ 6,186,498
Taxable equivalent net interest spread		3.50%		3.52%
Taxable equivalent net interest margin		3.59%		3.63%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are $1.1 million and $0.9 million for the three months ended March 31, 2015 and 2014, respectively.
Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $0.8 million and $0.4 million for the three months ended March 31, 2015 and 2014, respectively, while accretion on interest bearing liabilities acquired from prior acquisitions was $0.8 and $0.2 million for the three months ended March 31, 2015 and 2014, respectively.
(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.
(4) Interest income on other earning assets includes $0.6 million from a special dividend from FHLB Pittsburgh for the three months ended March 31, 2015.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 9
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Interest income	2015	2014	2014	2014	2014
Loans, including fees	$ 47,713	$ 43,491	$ 43,399	$ 42,546	$ 42,746
Interest and dividends on securities:
Taxable	8,498	7,181	7,375	7,452	7,225
Tax-exempt	3,533	3,356	3,413	3,435	3,385
Total interest and dividends on securities	12,031	10,537	10,788	10,887	10,610
Other interest income	635	157	116	611	101
Total interest and dividend income	60,379	54,185	54,303	54,044	53,457
Interest expense
Interest bearing demand deposits	422	400	399	395	374
Money market deposits	456	483	487	466	440
Savings deposits	148	134	135	133	130
Certificates of deposit	2,872	2,980	3,254	3,422	3,630
Total interest expense on deposits	3,898	3,997	4,275	4,416	4,574
Federal Home Loan Bank borrowings	557	318	264	175	211
Other short-term borrowings	75	78	348	350	557
Junior subordinated debt owed to unconsolidated subsidiary trusts	894	806	805	796	790
Total interest expense	5,424	5,199	5,692	5,737	6,132
Net interest income	54,955	48,986	48,611	48,307	47,325
Provision for credit losses	1,289	1,880	1,478	849	2,199
Net interest income after provision for credit losses	53,666	47,106	47,133	47,458	45,126
Non-interest income
Trust fees	6,053	5,115	5,096	5,210	5,648
Service charges on deposits	3,652	4,028	4,170	4,078	3,860
Electronic banking fees	3,325	3,159	3,268	3,267	3,013
Net securities brokerage revenue	2,059	1,389	1,701	2,003	1,829
Bank-owned life insurance	1,251	1,037	882	1,821	875
Net gains on sales of mortgage loans	272	426	550	475	154
Net securities gains	22	147	581	165	10
Net gain / (loss) on other real estate owned and other assets	122	212	(1,167)	(165)	113
Other income	1,434	1,047	1,573	1,387	1,547
Total non-interest income	18,190	16,560	16,654	18,241	17,049
Non-interest expense
Salaries and wages	18,357	16,707	17,331	16,904	16,467
Employee benefits	7,316	5,229	5,051	5,529	5,708
Net occupancy	3,490	2,857	2,916	2,857	3,491
Equipment	2,973	3,008	2,837	2,914	2,783
Marketing	965	1,250	1,276	1,713	1,003
FDIC insurance	910	833	786	880	877
Amortization of intangible assets	566	466	477	482	495
Restructuring and merger-related expense	9,733	1,309	-	-	-
Other operating expenses	9,131	10,313	8,589	9,025	9,271
Total non-interest expense	53,441	41,972	39,263	40,304	40,095
Income before provision for income taxes	18,415	21,694	24,524	25,395	22,080
Provision for income taxes	4,528	5,182	6,358	6,520	5,659
Net Income	$ 13,887	$ 16,512	$ 18,166	$ 18,875	$ 16,421

Taxable equivalent net interest income	$ 56,857	$ 50,793	$ 50,449	$ 50,157	$ 49,148

Per common share data
Net income per common share - basic	$ 0.40	$ 0.56	$ 0.62	$ 0.65	$ 0.56
Net income per common share - diluted	$ 0.40	$ 0.56	$ 0.62	$ 0.64	$ 0.56
Dividends declared	$ 0.23	$ 0.22	$ 0.22	$ 0.22	$ 0.22
Book value (period end)	$ 28.38	$ 26.90	$ 26.94	$ 26.59	$ 26.05
Tangible book value (period end) (1)	$ 15.67	$ 16.09	$ 16.10	$ 15.75	$ 15.17
Average common shares outstanding - basic	34,393,137	29,291,440	29,280,648	29,242,180	29,182,183
Average common shares outstanding - diluted	34,478,335	29,383,506	29,360,880	29,321,927	29,262,680
Period end common shares outstanding	38,449,812	29,298,188	29,283,675	29,278,925	29,212,110
Full time equivalent employees	1,713	1,448	1,435	1,456	1,442

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 10
(unaudited, dollars in thousands)
	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
Asset quality data	2015		2014		2014		2014		2014
Non-performing assets:
Troubled debt restructurings - accruing	$ 17,330		$ 12,066		$ 12,222		$ 13,513		$ 14,535
Non-accrual loans:
Troubled debt restructurings	9,224		5,420		5,496		6,281		7,406
Other non-accrual loans	32,150		33,398		31,275		29,837		28,967
Total non-accrual loans	41,374		38,818		36,771		36,118		36,373
Total non-performing loans	58,704		50,884		48,993		49,631		50,908
Other real estate and repossessed assets	6,226		5,082		4,695		5,106		5,382
Total non-performing assets	$ 64,930		$ 55,966		$ 53,688		$ 54,737		$ 56,290

Past due loans (1):
Loans past due 30-89 days	$ 12,026		$ 9,347		$ 10,745		$ 10,138		$ 14,650
Loans past due 90 days or more	1,031		2,288		3,147		2,947		1,833
Total past due loans	$ 13,057		$ 11,635		$ 13,892		$ 13,085		$ 16,483

Criticized and classified loans (2):
Criticized loans	$ 40,659		$ 34,288		$ 39,553		$ 68,707		$ 73,925
Classified loans	52,295		46,851		48,004		52,760		55,341
Total criticized and classified loans	$ 92,954		$ 81,139		$ 87,557		$ 121,467		$ 129,266

Loans past due 30-89 days / total portfolio loans	0.25%		0.23%		0.27%		0.26%		0.38%
Loans past due 90 days or more / total portfolio loans	0.02		0.06		0.08		0.07		0.05
Non-performing loans / total portfolio loans	1.20		1.25		1.22		1.26		1.31
Non-performing assets/total portfolio loans, other
real estate and repossessed assets	1.33		1.37		1.33		1.39		1.45
Non-performing assets / total assets	0.79		0.89		0.86		0.87		0.90
Criticized and classified loans / total portfolio loans	1.91		1.99		2.17		3.08		3.33

Allowance for loan losses
Allowance for loan losses	$ 44,173		$ 44,654		$ 45,029		$ 45,741		$ 45,483
Provision for credit losses	1,289		1,880		1,478		849		2,199
Net loan and deposit account overdraft charge-offs	1,747		2,332		2,193		600		4,141

Annualized net loan charge-offs /average loans	0.16%		0.23%		0.22%		0.06%		0.43%
Allowance for loan losses / total portfolio loans	0.91%		1.09%		1.12%		1.16%		1.17%
Allowance for loan losses / non-performing loans	0.75	x	0.88	x	0.92	x	0.92	x	0.89	x
Allowance for loan losses / non-performing loans and
loans past due	0.62	x	0.71	x	0.72	x	0.73	x	0.67	x

	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
	2015		2014		2014		2014		2014
Capital ratios
Tier 1 leverage capital	10.62%		9.88%		9.70%		9.64%		9.45%
Tier 1 risk-based capital	14.09		13.76		13.56		13.46		13.30
Total risk-based capital	14.92		14.81		14.62		14.56		14.40
Common equity tier 1 capital ratio (CET 1)	11.49
Average shareholders' equity to average assets	12.71		12.73		12.49		12.43		12.27
Tangible equity to tangible assets (3)	7.78		7.88		7.91		7.74		7.49

(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES					Page 11
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2015	2014	2014	2014	2014
Return on average tangible equity:
Net income (annualized)	$ 56,319	$ 65,510	$ 72,072	$ 75,708	$ 66,596
Plus: amortization of intangibles (annualized) (1)	1,491	1,202	1,230	1,256	1,305
Net income before amortization of intangibles (annualized)	57,810	66,712	73,302	76,964	67,901

Average total shareholders' equity	956,836	801,579	787,672	773,052	758,841
Less: average goodwill and other intangibles, net of def. tax liability	(412,454)	(317,061)	(317,368)	(317,679)	(317,996)
Average tangible equity	544,382	484,518	470,304	455,373	440,845
Return on average tangible equity	10.62%	13.77%	15.59%	16.90%	15.40%

Efficiency ratio:
Non-interest expense	$ 53,441	$ 41,972	$ 39,263	$ 40,304	$ 40,095
Less: restructuring and merger-related expense	(9,733)	(1,309)	-	-	-
Non-interest expense excluding restructuring and merger-related expense	43,708	40,663	39,263	40,304	40,095

Net interest income on a fully taxable equivalent basis	56,857	50,793	50,449	50,157	49,148
Non-interest income	18,190	16,560	16,654	18,241	17,049
Net interest income on a fully taxable equivalent basis plus non-interest income	75,047	67,353	67,103	68,398	66,197
Efficiency Ratio	58.24%	60.37%	58.51%	58.93%	60.57%

	Period End
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2015	2014	2014	2014	2014
Tangible book value:
Total shareholders' equity	$ 1,091,384	$ 788,190	$ 788,784	$ 778,625	$ 761,117
Less: goodwill and other intangible assets, net of def. tax liability	(488,911)	(316,914)	(317,217)	(317,527)	(317,840)
Tangible equity	602,473	471,276	471,567	461,098	443,277

Common shares outstanding	38,449,812	29,298,188	29,283,675	29,278,925	29,212,110
Tangible book value	$ 15.67	$ 16.09	$ 16.10	$ 15.75	$ 15.17

Tangible equity to tangible assets:
Total shareholders' equity	$ 1,091,384	$ 788,190	$ 788,784	$ 778,625	$ 761,117
Less: goodwill and other intangible assets, net of def. tax liability	(488,911)	(316,914)	(317,217)	(317,527)	(317,840)
Tangible equity	602,473	471,276	471,567	461,098	443,277

Total assets	8,233,279	6,296,565	6,278,494	6,277,020	6,237,577
Less: goodwill and other intangible assets, net of def. tax liability	(488,911)	(316,914)	(317,217)	(317,527)	(317,840)
Tangible assets	7,744,368	5,979,651	5,961,277	5,959,493	5,919,737
Tangible equity to tangible assets	7.78%	7.88%	7.91%	7.74%	7.49%

Net Income, excluding after-tax merger-related expenses:
Net income	$ 13,887	$ 16,512	$ 18,166	$ 18,875	$ 16,421
Add: After-tax merger-related expenses (1)	6,326	851	-	-	-
Net income, excluding after-tax merger-related expenses	$ 20,213	$ 17,363	$ 18,166	$ 18,875	$ 16,421

Net Income, excluding after-tax merger-related expenses per diluted share:
Net income per diluted share	$ 0.40	$ 0.56	$ 0.62	$ 0.64	$ 0.56
Add: After-tax merger-related expenses per diluted share (1)	0.19	0.03	-	-	-
Net income, excluding after-tax merger-related expenses per diluted share	$ 0.59	$ 0.59	$ 0.62	$ 0.64	$ 0.56

Allowance, adjusted for ESB credit mark, as a % of total loans:
Allowance for loan losses	$ 44,173
Add: Credit mark on ESB loans	21,317
Adjusted allowance	65,490

Total loans	4,873,721
Allowance, adjusted for ESB credit mark, as a % of total loans	1.34%

(1) Tax effected at 35%.